AMENDED AND RESTATED ARTICLES
                                OF INCORPORATION

                                      OF

                                 FC BANC CORP.



FIRST:     The name of the corporation shall be FC Banc Corp.

SECOND: The place in Ohio where the principal office is to be located is the City of Bucyrus, Crawford County.

THIRD:     The purpose or purposes for which it is formed are:

           (a) To be a bank holding company under the Bank Holding Company Act of 1956.

           (b)     Generally, consistent with the provisions of sect;1701.04(A)
                   (3) of the Ohio Revised Code, to engage in any lawful act or activity for which corporations may be formed under sect; sect;1701.01-1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The maximum number of shares of all classes which the corporation is authorized to have outstanding is 1,000,000 common shares, no par value per share.

           (a) No holder of any shares of any class of the corporation shall be entitled to the preemptive rights to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

           (b) The corporation shall not purchase any of the corporation's voting common shares from any shareholder, or shareholders acting as a group, who individually or collectively hold(s) one percent (1%) or more of the corporation's outstanding common shares, not including any treasury shares (individually or collectively referred to in this Article Fourth as the "One Percent Holder(s)") at a price higher than the then current fair market value of the corporation's voting common shares, or on terms more favorable, when considered as a whole, than those otherwise available, unless
                   (a) the corporation makes an offer to all of its other shareholders to purchase from each shareholder the same percentage of that shareholder's voting common shares in the corporation as the corporation intends to purchase from the
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                   One Percent Holder(s), at the same price and on the same
                   terms as the One Percent Holder(s) will receive; or (b) the holders of a majority of the corporation's outstanding voting common shares entitled to vote approve of the corporation's purchase of its voting common shares from the One Percent Holder(s), at the intended price and upon the intended terms, with the One Percent Holder(s) not voting on such approval and the voting common shares in the corporation which is held by the One Percent Holder(s) not counted as outstanding in calculating the number of votes required for approval.

           (c) No holder of shares of any class shall have the right to vote cumulatively in the election of directors.

FIFTH:     A.      The affirmative vote of the holders of not less than 80% of the outstanding shares of the corporation entitled to vote shall be required, except as otherwise expressly provided in this Article Fifth (A) or in Article Fifth (B) in order for the corporation:

                   (I) to consolidate or merge with or into another corporation;

                   (II) to cause a combination or majority share acquisition involving the issuance of shares of the corporation;

                   (III) to sell, transfer, exchange or otherwise dispose of all, or substantially all, its assets; or

                   (IV)    to dissolve;

                   to the extent such actions require shareholder approval.

                   The vote of shareholders specified in this Article Fifth
           (A) shall not apply to any action or transaction described in such paragraph if two-thirds of the Board of Directors of the corporation shall have approved the action or transaction; in the event of a conflict between Article Fifth (A) and Article Fifth
           (B), Article Fifth (B) applies.

           B. The provisions of this Article Fifth (B) shall apply to all "Business Combinations" (as hereafter defined).

                   I. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of "Voting Stock" (as hereafter defined) of the corporation and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of Voting Stock held by shareholders other than a "Related Party" (as hereafter defined) shall be required for the approval or authorization of any Business Combination of the corporation with any Related Party; provided, however, that the eighty percent (80%) and the sixty-seven percent (67%) voting requirements shall not apply if either of the following two exceptions are applicable:

                           a. The "Continuing Directors" of the corporation (as hereafter defined) by a majority vote
                                  (i) have expressly approved in advance the
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                                  acquisition of outstanding shares of Voting
                                  Stock of the corporation that caused the Related Party to become a Related Party; or
                                  (ii) have approved the Business Combination prior to the Related Party involved in the Business Combination having become a Related Party; or

                           b. The cash or fair market value of the property, securities or other consideration to be received per share by shareholders of the corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapital-izations and for stock splits, stock dividends and like distributions), paid by the Related person in acquiring any of its holdings in the appropriation's Common Stock. For purposes of this Article Fifth (B), the term "other consideration to be received" shall include, without limitation, the Common Stock of the corporation retained by its existing shareholders in the event of any Business Combination in which the corporation is the surviving corporation.

                   II. For purposes of this Article Fifth (B), the following terms shall have the following definitions:

                           a. The term "Business Combination" shall mean (i) any merger or consolidation of the corporation or a subsidiary with or into a Related Party, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereafter defined) of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Party, (iii) any merger or consolidation of a Related Party with or into the corporation or a subsidiary of the corporation, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related person to the corporation or a subsidiary of the corporation, (v) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Party, (vi) any recapitalization that would have the effect of increasing the voting power of a Related Party, and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                           b. The term "Related Party" shall mean and include any individual, corporation, partner-ship or other person or entity which, together with its "Affiliates" and "Associates" (as defined at Rule 12b-2 under the Securities

                                  Exchange Act of 1934), "Beneficially Owns"
                                  (as defined at Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate twenty percent (20%) or more of the outstanding Voting Stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of Common Stock of the corporation that any Related Party has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Party.

                           c. The term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the corporation immediately prior to the time that the Related Party involved in a Business Combination became a Related Party.

                           d. The term "Substantial Part" shall mean more than thirty percent (30%) of the fair market value of the total assets of the corporation, as of the end of its most recent fiscal year ending prior to the time of determination is being made.

                           e. The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                   III. The provisions of this Article Fifth (B) may not be repealed or amended in any respect unless the action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock of the corporation; provided, however, that if there is a Related Party, such action must also be approved by the affirmative vote of holders of not less than sixty-seven percent (67%) of the outstanding shares of Voting Stock held by shareholders other than Related Parties. Further provided, however, that this paragraph III shall not apply to, and such eighty percent (80%) vote and sixty-seven percent (67%) vote shall not be required for any amendment, repeal or adoption recommended by as majority of the Board of Directors if all of such directors are Continuing Directors as defined in paragraph II(c) of this Article Fifth (B).

SIXTH: The Board of Directors is hereby authorized to fix and determine, and to vary, the amount of working capital of the corporation; to determine whether any, and, if any, what part of the surplus, however created or arising, shall be used or disposed of, or declared in dividends, or paid to shareholders; and without action by the shareholders, to use and apply such surplus, or any part thereof, or
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           such part of the stated capital of the corporation as is permitted under the provisions of §1701.35 of the Ohio Revised Code, or any statute of like tenor or effect which is hereinafter enacted, at any time or from time to time, in the purchase or acquisition of shares of any class, voting-trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the corporation, or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

SEVENTH: Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Law of said state are increased, diminished, or in any way affected, or whereby effect is given to any action authorized, ratified, or approved by less than all the shareholders of any such corporation, shall apply to the corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation.

EIGHTH: Each member of the Board of Directors shall have qualified as a director of The Farmers Citizen Bank of Bucyrus. The Board of Directors shall be divided into three(3) classes as nearly equal in number as possible, with the initial term of office of Class I directors expiring at the annual meeting of shareholders in 1993, of Class II directors expiring at the annual meeting of shareholders in 1994, and of Class III directors expiring at the annual meeting of shareholders in 1995. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. Directors may be removed by the holders of a majority of the shares entitled to vote at an election of directors only for cause.

NINTH: The shareholders of the corporation may adopt, amend or repeal the Code of Regulations of the corporation only by the affirmative vote of the holders of eighty percent (80%) of the outstanding common shares of the corporation entitled to vote thereon; provided, however, that if two-thirds (2/3) of the Board of Directors of the corporation shall have approved such adoption, amendment or repeal, the Code of Regulations may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding common shares entitled to vote thereon.

TENTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, director, or trustee, or any trust of which any director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction or contract or act of the corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, is interested in said transaction, contract or act; provided the fact that such director or officer or such firm or such corporation or such trust is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of the corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director, trustee, or any trust of which he is a trustee or beneficiary, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

ELEVENTH:  (1)     The corporation will indemnify or agree to indemnify any
                   person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
                   The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

           (2) The corporation will indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action of suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent or the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

           (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections (1) and (2) of this article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

           (4) No indemnification under sections (1) and (2) of this article, unless ordered by a court, shall be made by the corporation if it is determined in the specific case that indemnification of the director, trustee, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in sections (1) and (2) of this article. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified within the past five years, or (c) by the shareholders, or
                   (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under section (4)(a) or by independent legal counsel under section (4)(b) of this article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under section (2) of this article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

           (5) Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in sections (1) and (2) of this article, shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of a written undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article. If a majority vote of a quorum of disinterested directors so directs by resolution, said written undertaking need not be submitted to the corporation. Such a determination that a written undertaking need not be submitted to the corporation shall in no way affect the entitlement of indemnification as authorized by this article.

           (6) The indemnification provided by this article shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

           (7) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

           (8) As used in this section, references to "the corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

           (9) The forgoing provisions of this article do not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of this corporation. The corporation will indemnify such named fiduciaries of its employee benefit plans against all costs and expenses, judgements, fines, settlements or other amounts actually and reasonably incurred by or imposed upon said named fiduciary in connection with or arising out of any claim, demand, action, suit or proceeding in which the named fiduciary may be made a party by reason of being or having been a named fiduciary, to the same extent it indemnifies an agent of the corporation. To the extent that the corporation does not have the direct legal power to indemnify, the corporation will contract with the named fiduciaries of its employee benefit plans to indemnify them to the same extent as noted above. The corporation may purchase and maintain insurance on behalf of such named fiduciary covering any liability to the same extent that it contracts to indemnify.

TWELFTH: Notwithstanding any provision of any statute of the State of Ohio, now or hereafter in force, requiring for any purpose the vote of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, any action, unless otherwise expressly required by statute or by these Amended and Restated Articles of Incorporation, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

THIRTEENTH:     A.     The corporation reserves the right to amend, alter,
                       change, or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation and subject to paragraph B.

                B. The provisions set forth in these Amended and Restated Articles may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the corporation entitled to vote, except that such eighty percent (80%) requirement shall not apply if two-thirds (2/3) of the Board of Directors of the corporation shall have approved such amendment or repeal.

                C. All actions which are required to be or may be taken by the shareholders of the corporation shall be taken at a meeting of the shareholders, duly held and upon proper notice of at least ten(10) days, may not be taken by written consent without a meeting, and the power of shareholders to consent in writing to the taking of any action is specifically denied.

FOURTEENTH:     These Amended and Restated Articles of Incorporation of the
                corporation supersede the Amend Articles of Incorporation existing on the effective date hereof.